                                   Exhibit 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     INSTITUTE FOR LABORATORY MEDICINE, INC.

         Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporation adopts the following Restated Article of Incorporation, which amendments to the Corporation's Articles of Incorporation, as amended, contained therein were adopted by the shareholders of the Corporation on June 15, 1991, in a manner prescribed by the Florida Business Corporation Act. The number of votes cast by the common stockholders, the only group entitled to vote, was sufficient for approval.

        1.      The name of the Corporation is: INSTITUTE FOR LABORATORY
                MEDICINE, INC.

        2. The Articles of Incorporation of the Corporation, were hereby amended to read in their entirety as follows:

                                    ARTICLE 1

                                      Name

         The name of the corporation is Institute for Laboratory Medicine, Inc.

                                    ARTICLE 2

                                     Purpose

        The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

                                    ARTICLE 3

                                  Capital Stock

        The total amount of capital stock which this Corporation has the authority to issue is as follows:

        100,000,000 shares of common stock, $.001 par value per share; and

        15,000,000 shares of preferred stock, $.001 par value per share.

        4,000,000 shares of the preferred stock shall be designated "Series A Preferred Stock" and shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

                (i) Dividends. No dividends or other distributions may be made in respect of the Series A Preferred Stock.

                (ii) Redemption. The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the holders thereof, at any time or from time to time, at a redemption price equal to $.001 per share.

                (iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the sum of $.001 per share and no more.

                (iv) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters as to which shareholders of the Corporation have a right to vote as provided in these Amended and Restated Articles of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of

Corporation, holders of the Series A Preferred Stock and the Common Stock shall vote together as a single class.

        With respect to the remainder of the Corporation's preferred stock other than the Series A Preferred Stock, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 3, to provide for the issuance of the shares of such preferred stock in series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof; provided, however, that the Board of Directors shall not alter the powers, preferences and relative rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of all of the issued and outstanding shares of Series A Preferred Stock.

        The authority of the Board with respect to each series of preferred stock, other than the Series A Preferred Stock, shall include, but not be limited to, determination of the following:

        A. The number of shares constituting the series and distinctive designation of the series;

        B. The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of the series;

        C. Whether the series will have voting rights, and if so, the terms of the voting rights;

        D. Whether the series will have conversion privileges, and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

        E. Whether or not the shares of the series will be redeemable; and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        F. Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and amount of the sinking fund;

        G. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and

        H. Any other relative terms, rights, preferences and limitations, if any, of the series as the Board of Directors may lawfully fix under the laws of the State of Florida as in effect at the time of the creation of such series.

                                    ARTICLE 4

                           Registered Office and Agent

        The street address of the registered office of this Corporation is 2699 South Bayshore Drive, Coconut Grove, Florida 33133, and the name of the registered agent of the Corporation is Joel Bernstein.

                                    ARTICLE 5

             Sale of Assets Other Than in Regular Course of Business

        Section 1. For a period of eighteen (18) months after the date of these Amended and Restated Articles of Incorporation, the sale, lease, exchange or disposal of all or substantially all of those assets of the corporation used or usable by the corporation in the operation of its clinical laboratories (but not including cash, cash equivalents, obligations of or insured by the United States government its agencies or instrumentalities, re-purchase and reverse repurchase agreements and other financial instruments or assets or related agreements) shall be deemed to be the sale, lease, exchange or disposal, as the case may be, of all, or substantially all, of the assets of the Corporation for purposes of determining the applicability of Section 607.1202 of the Florida General Corporation Act, regardless of the relative value of such assets compared to the value of the total assets of the Corporation.

        Section 2. During the eighteen (18) month period described in Section 1 of this Article 5, the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation shall be required to authorize any transaction requiring the vote of shareholders pursuant to Section 1 of this Article 5.

                                    ARTICLE 6

                             Affiliated Transaction

        The corporation shall not be governed by Section 607.0901 of the Florida Business Corporation Law.

                                    ARTICLE 7

                   Annual and Special Meetings of Shareholders

        Annual meetings of the shareholders of the Corporation may be called by a majority of the members of the Board of Directors or by a committee of the Board of Directors which has been duly empowered by the Board of Directors to call annual meetings. Special meetings of the shareholders of the Corporation for any purpose may be called at any time by a majority of the members of the Board of Directors or by a committee of the Board of Directors which has been duly empowered by the Board of Directors to call special meetings. Annual and special meetings may not be called by any other person, except as provided by law.

                                    ARTICLE 8

                        Right to Amend or Repeal Article

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or any amendment hereto, in the manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power. Notwithstanding the foregoing, the provisions set forth in Articles 5 and this
Article 8, to the extent it relates to Article 5, may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation.

                                    ARTICLE 9

   Indemnification of Directors, Officers and Other Authorized Representatives

        Section 1. Indemnification in Accordance with Bylaws. The Corporation shall indemnify its officers, Directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys fees) incurred in connection with the Corporation's affairs, and shall advance such expenses to any such officers, directors, employees and agents, to the full extent permitted by law, and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

        Section 2. Effect of Modification. Any repeal or modification of any provision of this Article 9 by the shareholders of the Corporation shall not adversely affect any right to protection of a Director, officer, employee or agent of the Corporation existing at the time of the such repeal or modification.

        Section 3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the

Corporation as a Director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provision of this Article 9.

        Section 4. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article 9 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.

                                   ARTICLE 10

                           Exercise of Corporate Power

        All corporate powers shall be exercised solely by or under the authority of, and the business and affairs of the Corporation shall be managed solely under the direction of the Board of Directors.

                                   ARTICLE 11

                                  Severability

        In the event any provision (including any provision within a single article, section, paragraph or sentences) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

Dated: June 15, 1991                                 INSTITUTE FOR LABORATORY
                                                     MEDICINE, INC.

                                                     By:      /s/ Laurence Lurie
                                                              --------------------------------------------
                                                              Laurence Lurie, President

                                                              /s/ Peter Sayet
                                                              --------------------------------------------
                                                              Peter Sayet, Secretary





The principal office address is 18350 N.W. 2nd Ave., Suite 401, Miami, FL 33169.

STATE OF FLORIDA         )
                         )       ss.:
COUNTY OF DADE           )


         The undersigned, a notary public, do hereby certify that on this 15th day of June, 1991, personally appeared before me Laurence Lurie, who, being by me, first duly sworn, declared that he is the President of Institute for Laboratory Medicine, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

My commission expires                /s/ Janet K. Kirschenbaum
                                    --------------------------------------------
                                           Notary Public, State of Florida

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INSTITUTE FOR LABORATORY MEDICINE, INC.


        Article 3 of the Articles of Incorporation of INSTITUTE FOR LABORATORY MEDICINE, INC. was amended by the Corporation's Board of Directors, without shareholder approval (which approval is not required pursuant to F.S. Section
607.0602 and the Articles of Incorporation of Institute for Laboratory Medicine, Inc.) on June 18, 1991. The Corporation is filing these Articles of Amendment to Articles of Incorporation pursuant to F.S. 607.0602.

        1.      The name of the Corporation is Institute for Laboratory
Medicine, Inc.

        2. Article 3 of the Articles of Incorporation of Institute for Laboratory Medicine, Inc. is hereby amended to add the following:

                There is hereby established a series of Series A-1 Preferred Stock of 10,000,000 shares with the following powers, preferred rights, qualifications, limitations and restrictions:

                (i) Dividends. No dividends or other distributions may be made in respect of the Series A-1 Preferred Stock.

                (ii) Redemption. The Series A-1 Preferred Stock shall be redeemable, in whole or in part, at the option of the holders thereof, at any time or from time to time, at a redemption price equal to $.001 per share.

                (iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series A-1 Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the sum of $.001 per share and no more.

                (iv) Voting. Each share of Series A-1 Preferred Stock shall entitle the holders thereof to one vote on all matters to which shareholders of the Corporation have a right to vote as a provided in these Amended and Restated Articles of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of Corporation, holders of the Series A-1 Preferred Stock and the Common Stock shall vote together as a single class.

                The Board of Directors shall not alter the powers, preferences and relative rights of the Series A-1 Preferred Stock without the affirmative vote of the holders of a majority of all of the issued and outstanding shares of Series A-1 Preferred Stock.

       3. The foregoing Amendment to Articles of Incorporation was duly adopted by the Board of Directors on June 18, 1991.

        IN WITNESS WHEREOF, the undersigned officers and directors of this Corporation have executed these Articles of Incorporation on June 18, 1991.

                                    /s/ Laurence M. Lurie
                                    ------------------------------------------
                                    Laurence M. Lurie, President
                                    and Director

                                    /s/ Peter M. Sayet
                                    ------------------------------------------
                                    Peter M. Sayet, Secretary and
                                    Director

This document was prepared
and filed by:

Joel Bernstein, Esq.
Schrank & Bernstein
2699 South Bayshore Drive, Suite 9000
Miami, FL  33133

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INSTITUTE FOR LABORATORY MEDICINE, INC.



        Article 3 of the Articles of Incorporation of Institute for Laboratory Medicine, Inc. (the "Corporation') was amended by the Corporation's Board of Directors, without shareholder approval (which approval is not required pursuant to F.S. Section 607.1002(6) and the Articles of Incorporation of the Corporation) on August 31, 1991. The Corporation is filing these Articles of Amendment to the Articles of Incorporation pursuant to F.S. Section 607.1006.

                1. The name of the Corporation is Institute for Laboratory Medicine, Inc.

                2. Article 3 of the Corporation's Articles of Incorporation is amended to delete the authorization for and all references to, Series A Preferred Stock, no shares of which series have been issued.

                3. The foregoing Amendment to the Corporation's Articles of Incorporation was adopted by the Board of Directors on August 31, 1991.

                IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Incorporation on October 29, 1991.

                                              /s/ Stuart A. Seidman
                                              ---------------------
                                              Stuart A. Seidman, Director

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INSTITUTE FOR LABORATORY MEDICINE, INC.

                                   ***********

        Article 1 of the Articles of Incorporation of Institute For Laboratory Medicine, Inc. (the "Corporation") was amended by the shareholders of the Corporation on June 30, 1993, in a manner prescribed by F.S. Section 607.1003. The number of votes cast by the Common Stockholders and the Series A-1 Preferred Stockholders, the only shareholders entitled to vote, voting together as a group, was sufficient for approval. The Corporation is filing these Articles of Amendment to Articles of Incorporation pursuant to F.S. Section 607.1006.

                1. The name of the Corporation is Institute For Laboratory Medicine, Inc.

                2. Article 1 of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                    ARTICLE 1

                                      Name

                 The name of the Corporation is Specialty Retail Group, Inc.

                IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Incorporation on June 30, 1993.

                                            /s/ Russ Fein
                                            ------------------------
                                            Russ Fein
                                            Vice President - Finance
                                            Chief Financial Officer

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          SPECIALTY RETAIL GROUP, INC.


        The name of the Corporation is Specialty Retail Group, Inc. On June 4, 1999, the shareholders of Specialty Retail Group, Inc. (the "Corporation") approved two Amendments to the Restated Articles of Incorporation in a manner prescribed by Florida Business Corporation Act Sections 607.0704 and 607.1003. The number of votes cast by the Common Shareholders and the Series A-1 Preferred Shareholders, the only shareholders entitled to vote, voting together as a group, was sufficient for approval. The Corporation is filing these Articles of Amendment to Restated Articles of Incorporation pursuant to Florida Business Corporation Act Sections 607.0704 and 607.1003. The Amendments are as follows:

                1. Article I of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                        "The name of the Corporation is TBM Holdings Inc."

                2. Article 3 of the Corporation's Articles of Incorporation is amended to change the number of shares of Common Stock, $.001 par value per share, which the Corporation is authorized to issue from 100,000,000 shares to 10,000,000 shares and the 9,084,238 issued and outstanding shares of Common Stock are hereby combined and converted into 22,000 shares of Common Stock.

                This amendment does not adversely affect the rights and preferences of the holders of outstanding shares of any class or series.

                IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment to Articles of Incorporation on June 10, 1999.


                                                /s/ Seymour W. Zises
                                                -----------------------
                                                Name:  Seymour W. Zises
                                                Title: Sole Director

                              ARTICLES OF AMENDMENT

                           OF 10% SERIES B CUMULATIVE

                           CONVERTIBLE PREFERRED STOCK

                                       AND

                             10% SERIES C CUMULATIVE

                           REDEEMABLE PREFERRED STOCK

                                       OF

                                TBM HOLDINGS INC.


PURSUANT TO SECTIONS 607.0602 AND 607.1006 OF THE FLORIDA BUSINESS CORPORATION
ACT

        1.      The name of the Corporation is TBM Holdings Inc.

        2.      Article 3 of the Restated Articles is hereby amended as follows:

                a. The authorization for, and all references to, the 10,000,000 shares of Series A-1 Preferred Stock, no shares of which series are issued, are deleted, such that such 10,000,000 shares shall constitute Preferred Stock without designation as to class or series.

                b. There is hereby established two series of authorized Preferred Stock, par value $.001 per share, designated 10% Series B Cumulative Convertible Preferred Stock and 10% Series C Cumulative Redeemable Preferred Stock of the Corporation, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1.

        A. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 2(D); and

        B. The Corporation shall have authority to issue (i) 1,000,000 shares of 10% of Series B Cumulative Convertible Preferred Stock, $.001 par value per share (the "CONVERTIBLE PREFERRED STOCK"), and (ii) 1,000,000 shares of 10% Series C Cumulative Redeemable Preferred Stock, $.001 par value per share (the "Redeemable Preferred Stock"), with the aggregate number of authorized shares of Convertible Preferred Stock and Redeemable Preferred Stock equaling 2,000,000 shares.

Section 2. The powers, preferences, rights, qualifications, limitations and restrictions of the Convertible Preferred Stock and the Redeemable Preferred Stock are as follows

        A.      Convertible Preferred Stock.

                1. Ranking. The Convertible Preferred Stock and the Redeemable Preferred Stock shall rank on a parity with each other with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred stock, common stock or other capital stock, now or hereafter authorized.

                2.      Dividends and Distributions.

                        a. Dividends. The holders of shares of Convertible Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of funds legally available therefor ("LEGALLY AVAILABLE FUNDS").

                        b. Accrued Dividends; Record Date. Dividends payable on the Convertible Preferred Stock shall begin to accrue and accumulate (whether or not declared) from the Issue Date of the Convertible Preferred Stock at an annual rate equal to 10% of the Original Issue Price, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue and accumulate on a daily basis and compound on a quarterly basis (to the extent not otherwise declared and paid as set forth above), in each case whether or not declared. Dividends shall be paid in the manner provided in Section 2(A)(2)(c). The Board of Directors may fix a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of any dividends payable pursuant to Section 2(A)(2)(a), which record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date.

                        c. Payment. All dividends on Convertible Preferred Stock shall be payable in cash when and as declared by a majority of the Disinterested Members of the Board. Upon the occurrence of either (a) a consolidation, merger or other business combination or recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or (b) a sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Convertible Preferred Stock shall be immediately due and payable.

                        d. Dividends Pro Rata. All dividends paid with respect to shares of Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto. If the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated pro rata for the payment of dividends with respect to the shares of Convertible Preferred Stock based upon the aggregate Liquidation Preference of the outstanding shares of Convertible Preferred Stock.

                        e. Certain Restrictions.

                                (i)     Cash dividends on the Convertible
Preferred Stock may not be declared, paid or set apart for payment if (a) the Corporation is not solvent or would be rendered insolvent thereby or (b) the terms and provisions of any law, or any agreement of the Corporation relating to the Corporation's indebtedness for borrowed money, specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a violation or breach thereof or a default thereunder.

                                (ii)    The Corporation shall not permit any
Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to or purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

                        a. Except as otherwise required by applicable law, each share of Convertible Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders called for the purpose or by written consent, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each full share of Convertible Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Convertible Preferred Stock had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, into the maximum number of shares of Common Stock into which such shares of Convertible Preferred Stock are then convertible as provided in Section 2(A)(5).

                        b. Notwithstanding any other paragraph or provision hereof, none of the following actions may be taken, directly or indirectly, by the Corporation or any of its Subsidiaries, without the approval of the holders of at least seventy-five percent (75%) of all issued and outstanding shares of Convertible Preferred Stock and Redeemable Preferred Stock voting together as a single class, in person or by proxy, at a special or annual meeting called for the purpose or by written consent:

                                (i)     The consummation of an Organic
Transaction (as defined below);

                                (ii)    The adoption of an amendment,
restatement or modification of the Articles of Incorporation, By-laws or other governance documents which could adversely affect the rights of the holders of the Convertible Preferred Stock or Redeemable Preferred Stock;

                                (iii)   The declaration or payment of any
dividend or making of any distribution on or with respect to the Common Stock or any other capital stock (other than Convertible Preferred Stock and Redeemable Preferred Stock);

                                (iv)    Except as permitted herein, the
purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities (or any securities convertible or exchangeable into such securities);

                                (v)     The authorization, creation or issuance
of any shares of capital stock or other securities which could adversely affect, or are ranked prior to or are pari passu with, Convertible Preferred Stock and Redeemable Preferred Stock, other than shares of Convertible Preferred Stock and Redeemable Preferred Stock issued in accordance with paragraph (iii) above;

                                (vi)    The incurrence of Senior Indebtedness of
more than an aggregate outstanding principal amount of $1,000,000; and the incurrence of any other Indebtedness (other than Senior Indebtedness and other than trade payables incurred in the ordinary course of business);

                                (vii)   The amendment, restatement or
modification of the terms of, or documentation relating to Indebtedness of the Corporation or any Subsidiary in the aggregate principal amount of greater than $250,000 (other than trade payables incurred in the ordinary course of business), or consent to any of the foregoing;

                                (viii)  The engagement by the Corporation or any
Subsidiary in any business other than the business in which the Corporation or its Subsidiaries are currently engaged;

                                (ix)    A voluntary dissolution, liquidation or
winding up;

                                (x)     The entering into any transaction or
agreement with, or making any payment to, any Affiliate of the Corporation or any Subsidiary, amending or terminating any existing agreement with any Affiliate of the Corporation or any Subsidiary, purchasing from or providing to an Affiliate of the Corporation or any Subsidiary, any selling, general management or administrative services, directly or indirectly making any sales to or purchases from an Affiliate of the Corporation or any Subsidiary, or increasing the compensation being paid to an Affiliate of the Corporation or any Subsidiary; or

                                (xi)    The sale of any assets or business of
the Corporation or any Subsidiary or the acquisition of any capital stock of another entity, assets or business having a value in excess of $1,000,000, or $2,500,000 in the aggregate in any 12-month period.

                                (xii)   The settlement of any litigation claim
involving a claim in excess of $250,000;

                                (xiii)  The hiring or termination of the Chief
Executive Officer of the Corporation;

                                (xiv)   Capital expenditures of the Corporation
and its Subsidiaries in excess of the amount provided in the Annual Budget;

                                (xv)    Approval of an annual budget of the
Corporation and its Subsidiaries.

For the purposes hereof, the term (1) "ORGANIC TRANSACTION" means (x) the sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, (y) any merger, consolidation or other business combination or refinancing or recapitalization that results in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction and/or (z) any Person or Persons acting together or which would constitute a "group" for the purposes of Section 13(d) of the Exchange Act, together or with any Affiliates thereof (other than any of the holders of the Convertible Preferred Stock and the holders of the Redeemable Preferred Stock, as of the Issue Date of the first share of Convertible Preferred Stock issued, and their respective Affiliates), beneficially owning (as defined in Rule 13d-3 of the Exchange Act) or controlling, directly or indirectly, at least 50% of the total voting power of all classes of capital stock entitled to vote generally in the election of Directors of the Corporation; and (2) "AFFILIATE" shall have the meaning assigned to that term in Regulation 12b-2 promulgated under the Exchange Act.

                4.      Liquidation, Dissolution or Winding Up.

                        a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Convertible Preferred Stock and Redeemable Preferred Stock, the holders of shares of Convertible Preferred Stock shall be entitled to be paid an amount equal to the amount that the holders of shares of Convertible Preferred Stock would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of Convertible Preferred Stock had converted their shares into Common Stock and Redeemable Preferred Stock immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up, before any payment or distribution is made to any class or series of capital stock ranking junior to the Convertible Preferred Stock and Redeemable Preferred Stock.

                        b. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock and Redeemable Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Convertible Preferred Stock and Redeemable Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                        c. A consolidation or merger of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(A)(4).

                                (i)     The consummation of an Organic
Transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(A)(4), unless within 30 days after delivery of written notice of such Organic Transaction by the Corporation to the holders of the Convertible Preferred Stock, the holders of a majority of shares of the Convertible Preferred Stock provide the Corporation with written notice that such Organic Transaction shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(A)(4). The Corporation shall give each holder of the Convertible Preferred Stock written notice of any Organic Transaction within 5 business days of the occurrence thereof.

                5.      Conversion.

                        a. Stockholders' Right To Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time, or from time to time, into Conversion Units (as defined below), at a rate of one Conversion Unit for one share of Convertible Preferred Stock. A "CONVERSION UNIT" shall consist of (i) that number of shares of Common Stock equal to a fraction, the numerator of which is the Liquidation Preference and the denominator of which is the Adjusted Conversion Price and (ii) one share of Redeemable Preferred Stock.

                        The option to convert into Conversion Units shall be exercised by (i) giving written notice to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Redeemable Preferred Stock and Common Stock issuable upon conversion are to be issued and (ii) surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. At the time of the surrender referred to in clause (ii) above, the Person in whose name any certificate for shares of Common Stock and Redeemable Preferred Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock and Redeemable Preferred Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock and Redeemable Preferred Stock shall not then be actually delivered to such Person.

                        b. Automatic Conversion. On the earlier of (i) the Mandatory Redemption Date, (ii) the date of the closing of a Qualified Public Offering or an Organic Transaction, and (iii) a two-thirds vote of the Board of Directors to retire the Convertible Preferred Stock; provided that upon any such conversion as set forth in this clause (iii), the Corporation shall immediately redeem all Redeemable Preferred Stock issuable upon such conversion, each outstanding share of Convertible Preferred Stock shall automatically be converted into Conversion Units, at a rate of one Conversion Unit for one share of Convertible Preferred Stock. Immediately thereafter, each holder of Convertible Preferred Stock shall be deemed to be the holder of record of the Redeemable Preferred Stock and Common Stock issuable upon conversion of such holder's Convertible Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Redeemable Preferred Stock or Common Stock shall not then be actually delivered to such holder. Upon written notice from the Corporation, each holder of Convertible Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock and Redeemable Preferred Stock into which such shares of Convertible Preferred Stock have been converted, (ii) the payment of any unpaid accrued or accumulated dividends thereon as provided in
Section 2(A)(5)(c) below and (iii) exercise the rights to which they are entitled as holders of Common Stock and Redeemable Preferred Stock.

                        c. Accrued Dividends. If conversion pursuant to Section 2(A)(5)(a) or 2(A)(5)(b) occurs at a time when there are any unpaid accrued or accumulated dividends or other amounts due on the shares of Convertible Preferred Stock, such dividends and other amounts shall continue to be deferred but shall be paid in full, in the manner set forth in Section 2(A)(2)(c), by the Corporation to the holder of the shares of Redeemable Preferred Stock into which such shares of Convertible Preferred Stock were converted on or prior to the earlier of (i) the redemption of such shares of Redeemable Preferred Stock and
(ii) the liquidation, dissolution or winding up of the Corporation.

                        d. Antidilution Adjustments.

(1) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares or (d) issue any shares of its capital stock in a reclassification of the Common Stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the number of shares of Common Stock constituting part of a Conversion Unit at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of Common Stock issuable on such date shall be proportionately adjusted so that, in connection with a conversion of the shares of Convertible Preferred Stock after such date, the holder of shares of Convertible Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the number of shares of Common Stock constituting part of a Conversion Unit shall be adjusted to that number of shares of Common Stock constituting part of a Conversion Unit immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this
Section 2(A)(5) had such number of shares of Common Stock constituting part of a Conversion Unit been the number of shares of Common Stock constituting part of a Conversion Unit immediately prior to such record date.

(2) Issuance of Rights to Purchase Common Stock Below Adjusted Conversion Price. If the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock by (y) the total number of shares of Common Stock covered by such rights, warrants or other securities convertible into, or exchangeable for, Common Stock), lower than the Adjusted Conversion Price in effect immediately prior to such record date, then the Adjusted Conversion Price shall be immediately reduced to the price equal to the price per share of such Common Stock (as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Conversion Price which is lower than the Adjusted Conversion Price in effect immediately prior to such record date. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. Any such adjustment shall become effective immediately after the record date for such rights or warrants, and no adjustment shall be made pursuant to either Section 2(A)(5)(d)(4) or 2(A)(5)(d)(6) by reason of the sale and issuance of such rights or warrants or the exercise thereof. Such adjustment pursuant to this Section 2(A)(5)(d)(2) shall be made successively whenever such a record date is fixed. If such rights or warrants are not issued, or expire or terminate without the exercise of such rights or warrants and no securities are issued pursuant thereto, the

Adjusted Conversion Price shall be adjusted to the Adjusted Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this
Section 2(A)(5) had such Adjusted Conversion Price been the Adjusted Conversion Price in effect immediately prior to such record date.

(3) Certain Distributions. If the Corporation shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of Indebtedness, assets or other property (other than (i) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (ii) dividends payable in capital stock for which adjustment is made under Section 2(A)(5)(d)(1)) or subscription rights or warrants (excluding those referred to in Sections 2(A)(5)(d)(2), 2(A)(5)(d)(4), 2(A)(5)(d)(5) and 2(A)(5)(d)(6)), then in each such case for the purpose of this Section 2(A)(5)(d)(3), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation which are included in the Conversion Unit into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

(4)     Issuance of Common Stock Below Adjusted Conversion Price. Subject to
Section 2(A)(5)(d)(7), the Adjusted Conversion Price shall be subject to adjustment as follows: If the Corporation shall, at any time or from time to time, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the Adjusted Conversion Price in effect immediately prior to such sale or issuance, then the Adjusted Conversion Price shall be immediately reduced to a price equal to the price per share of such Common Stock issued at below the Adjusted Conversion Price (in the case of rights, options, warrants or convertible or exchangeable securities, as determined pursuant to clauses (x) and (y) above); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Conversion Price which is lower than the Adjusted Conversion Price in effect immediately prior to taking such action. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence following the colon and the immediately preceding sentence of this Section 2(A)(5)(d)(4), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. The determination of whether any adjustment is required under this Section 2(A)(5)(d)(4) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such rights, options or warrants or the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, without any of such rights, options, warrants or convertible or exchangeable securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, the Adjusted Conversion Price shall be adjusted, as the case may be, to the Adjusted Conversion Price in effect immediately prior to such sale or issuance, subject, however, to such other adjustments as may have been made or which would have been made pursuant to this Section 2(A)(5) had such Adjusted Conversion Price been the Adjusted Conversion Price in effect immediately prior to such sale or issuance of such rights, options, warrants or convertible or exchangeable securities, as the case may be.

(5) Issuance of Rights to Purchase Common Stock Below Current Market Price. Subject to Section 2(a)(5)(d)(7), if the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share of Common Stock, or having a conversion price, or exchange price, per share of Common Stock, if a security is convertible into, or exchangeable for, Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into, or exchangeable for, Common Stock by (y) the total number of shares of Common Stock covered by such rights, warrants or other securities convertible into, or exchangeable for, Common Stock), lower than the Current Market Price per share of Common Stock in effect immediately prior to such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date), then the Adjusted Conversion Price shall be immediately reduced to the price determined by multiplying the Adjusted Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of the Common Stock so to be offered (or the aggregate initial conversion, or exchange, price of the convertible, or exchangeable, securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Conversion Price which is lower than the Adjusted Conversion Price in effect immediately prior to such record date. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. Any such adjustment shall become effective immediately after the record date for such rights or warrants, and no adjustment shall be made pursuant to either Section 2(A)(5)(d)(4) or 2(A)(5)(d)(6) by reason of the sale and issuance of such rights or warrants or the exercise thereof. Such adjustment pursuant to this Section 2(A)(5)(d)(5) shall be made successively whenever such a record date is fixed. If such rights or warrants are not issued, the Adjusted Conversion Price shall be adjusted to the Adjusted Conversion Price in effect immediately prior to such record date, subject, however, to such other adjustments as may have been made or which would have been made under this Section 2(A)(5) had such Adjusted Conversion Price been the Adjusted Conversion Price in effect immediately prior to such record date. Upon the expiration of any such warrants or rights, the termination of any such rights to convert or exchange or the expiration of any warrants or rights related to such convertible or exchangeable securities, the Adjusted Conversion Price, to the extent in any way affected by or computed using such warrants, rights or securities or warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and exercisable, convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(6) Issuance of Common Stock Below Current Market Price. Subject to Section 2(A)(5)(d)(7), the Adjusted Conversion Price shall be subject to adjustment as follows: If the Corporation shall, at any time or from time to time, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing
(x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock immediately prior to such sale or issuance, then the Adjusted Conversion Price shall be immediately reduced to the price determined by multiplying the Adjusted Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance; provided, however, that such adjustment shall be made only if such adjustment results in an Adjusted Conversion Price which is lower than the Adjusted Conversion Price in effect immediately prior to taking such action. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence following the colon and the immediately preceding sentence of this Section 2(A)(5)(d)(6), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. The determination of whether any adjustment is required under this Section 2(A)(5)(d)(6) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such rights, options or warrants or the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, without any of such rights, options, warrants or convertible or exchangeable securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, the Adjusted Conversion Price shall be adjusted, as the case may be, to the Adjusted Conversion Price in effect immediately prior to such sale or issuance, subject, however, to such other adjustments as may have been made or which would have been made pursuant to this Section 2(A)(5) had such Adjusted Conversion Price been the Adjusted Conversion Price in effect immediately prior to such sale or issuance of such rights, options, warrants or convertible or exchangeable securities, as the case may be.

(7) Certain Exceptions to Anti-Dilution Provisions. There shall be no adjustment of the Adjusted Conversion Price pursuant to Section 2(A)(5)(d)(2), 2(A)(5)(d)(4), 2(A)(5)(d)(5) or 2(A)(5)(d)(6) in the case of Common Stock or securities convertible into or exchangeable for Common Stock to be issued (i) to an employee, advisor, consultant or director of the Corporation directly or pursuant to any stock option or stock plan or arrangement in each case that has been approved by the Corporation's Board of Directors (including the 250,000 options to purchase Common Stock previously approved by the Board of Directors) and to the extent adopted following the issuance of the Convertible Preferred Stock, the holders of at least seventy-five percent (75%) of all issued and outstanding shares of Convertible Preferred Stock, (ii) pursuant to the exercise or conversion, as the case may be, of any option, warrant or convertible security outstanding on the Issue Date of the first share of Convertible Preferred Stock issued, (iii) upon conversion of the Convertible Preferred Stock, or (iv) capital stock issued as a dividend on the Convertible Preferred Stock.

(8) Amendment/Modification to Other Securities. Not with-standing any provision in Section 2(A)(5)(d) to the contrary and without limitation to any other provision contained in Section 2(A)(5)(d), in the event any securities of the Corporation (other than the Convertible Preferred Stock or the Redeemable Preferred Stock), including, without limitation those securities set forth as exceptions in Section 2(A)(5)(d)(7) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of their terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment or modification shall be treated for purposes of Section 2(A)(5)(d) as if the Subject Securities which have been amended or modified have been terminated and new securities have been issued with the amended or modified terms. The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Adjusted Conversion Price in accordance with Section 2(A)(5)(d), but in no event shall the Adjusted Conversion Price be greater than it was immediately prior to the application of this Subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Subsection under
Section 2(A)(5)(d)(2), 2(A)(5)(d)(4), 2(A)(5)(d)(5) or2(A)(5)(d)(6), as the case may be, without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Adjusted Conversion Price shall be appropriately readjusted in the manner specified in such Section.

(9) Economic Effect of Anti-Dilution Provisions. Notwithstanding anything to the contrary contained herein, in the event that a given event would cause a reduction of the Adjusted Conversion Price under both Sections

2(A)(5)(d)(2) and 2(A)(5)(d)(5), or under both Sections 2(A)(5)(d)(4) and
2(A)(5)(d)(6), as the case may be, only the adjustment under the section which would result in the lowest Adjusted Conversion Price shall be made.

                        e. De Minimis Adjustments. No adjustment of the Adjusted Conversion Price shall be made if the amount of such adjustment would result in a change in the Adjusted Conversion Price per share of less than $.01, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Adjusted Conversion Price of $.01 or more per share. Notwithstanding the provisions of the first sentence of this Section 2(A)(5)(e), any adjustment postponed pursuant to this Section 2(A)(5)(e) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this
Section 2(A)(5)(e), have required such adjustment and (ii) immediately prior to the date of any conversion of shares of Convertible Preferred Stock.

                        f. Fractional Shares. Notwithstanding any other provision of the Articles of Incorporation (including, without limitation, this Articles of Amendment), the Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of any shares of Convertible Preferred Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares, the Corporation may pay therefor, at the time of any conversion of shares of Convertible Preferred Stock as herein provided, an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock.

                        g. Reorganization, Reclassification, Merger and Sale of Assets Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock or Redeemable Preferred Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Redeemable Preferred Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person, in each case other than pursuant to an Organic Transaction, then each share of Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock and Redeemable Preferred Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock and Redeemable Preferred Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Convertible Preferred Stock.

                        h. Certificate as to Adjustments. Whenever the number of shares of Common Stock and Redeemable Preferred Stock issuable, or the securities or other property deliverable upon the conversion of the Convertible Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Convertible Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Convertible Preferred Stock, the Common Stock and the Redeemable Preferred Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock and Redeemable Preferred Stock issuable, or the securities or other property deliverable, per share of Convertible Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                        i. Reservation of Common Stock and Redeemable Preferred Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Convertible Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock and Redeemable Preferred Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock into Conversion Units and shall take all action required to increase the authorized number of shares of Common Stock or Redeemable Preferred Stock, as the case may be, if at any time there shall be insufficient authorized but unissued shares of Common Stock or Redeemable Preferred Stock, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock.

                        j. No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock and Redeemable Preferred Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holder of shares of Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

                        k. No Amendment of Articles of Incorporation. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of the Articles of Incorporation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Convertible Preferred Stock, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the Convertible Preferred Stock, and (c) will take such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the conversion of the Convertible Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

                        l. Certain Events. In case at any time prior to the conversion of all of the Convertible Preferred Stock:

                                (i)     the Corporation shall authorize the
granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                                (ii)    there shall be any reclassification of
the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock); or

                                (iii)   there shall be any capital
reorganization by the Corporation; or

                                (iv)    there shall be an Organic Transaction;
or

                                (v)     there shall be voluntary or involuntary
dissolution, liquidation and winding up by the Corporation or dividend or distribution to holders of Common Stock; or

                                (vi)    any other event described in Section
2(A)(5)(d);

                                (vii)   then in any one or more of said cases,
the Corporation shall cause to be delivered to the holders of Convertible Preferred Stock, at the earliest practicable time (and, in any event, not less than 15 days before any record date or the date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Adjusted Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be

                6. Status on Conversion or Redemption. Upon any conversion or redemption of shares of the Convertible Preferred Stock, the shares so converted or redeemed shall be canceled.

        B.      Redeemable Preferred Stock.

                1. Ranking. The Redeemable Preferred Stock and the Convertible Preferred Stock shall rank on a parity with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

                2.      Dividends and Distributions.

                        a. Dividends. The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds.

                        b. Accrued Dividends; Record Date. Dividends payable on the Redeemable Preferred Stock shall begin to accrue and accumulate (whether or not declared) from the Issue Date of the Redeemable Preferred Stock at an annual rate equal to 10% of the Original Issue Price, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue and accumulate on a daily basis and compound on a quarterly basis (to the extent not otherwise declared and paid as set forth above), in each case whether or not declared. Dividends shall be paid in the manner provided in Section 2(B)(2)(c). The Board of Directors may fix a record date for the determination of holders of shares of Redeemable Preferred Stock entitled to receive payment of any dividends payable pursuant to Section 2(B)(2)(a), which record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date.

                        c. Payment. All dividends on Redeemable Preferred Stock shall be payable in cash when and as declared by a majority of the Disinterested Members of the Board. Upon the occurrence of either (a) a consolidation, merger or other business combination or recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or (b) a sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Redeemable Preferred Stock shall be immediately due and payable.

                        d. Dividends Pro Rata. All dividends paid with respect to shares of Redeemable Preferred Stock shall be paid pro rata to the holders entitled thereto. If the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated pro rata for the payment of dividends with respect to the shares of Redeemable Preferred Stock based upon the aggregate Redeemable Liquidation Preference of the outstanding shares of Redeemable Preferred Stock.

                        e. Certain Restrictions.

                                (i)     Cash dividends on the Redeemable
Preferred Stock may not be declared, paid or set apart for payment if (a) the Corporation is not solvent or would be rendered insolvent thereby or (b) the terms and provisions of any law, or any agreement of the Corporation relating to the Corporation's indebtedness for borrowed money, specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a violation or breach thereof or a default thereunder.

                                (ii)    The Corporation shall not permit any
Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to or purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                3. Voting Rights. Except as set forth in Section 2(A)(3)(b), the holders of Redeemable Preferred Stock shall not have any right to vote unless required to have a vote under applicable law.

                4.      Liquidation. Dissolution or Winding Up.

                        a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock shall be entitled to be paid an amount equal to the Redeemable Liquidation Preference with respect to each share of Redeemable Preferred Stock, before any payment or distribution is made to any class or series of capital stock ranking junior to the Redeemable Preferred Stock and Convertible Preferred Stock.

                        b. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Redeemable Preferred Stock and the Convertible Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Redeemable Preferred Stock and the Convertible Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                        c. A consolidation or merger of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(B)(4).

                                (i)     The consummation of an Organic
Transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(B)(4), unless within 30 days after delivery of written notice of such Organic Transaction by the Corporation to the holders of the Redeemable Preferred Stock, the holders of a majority of shares of the Redeemable Preferred Stock provide the Corporation with written notice that such Organic Transaction shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(B)(4). The Corporation shall give each holder of the Redeemable Preferred Stock written notice of any Organic Transaction within 5 business days of the occurrence thereof.

                5. Redemption. The Corporation shall, as provided below, redeem the shares of Redeemable Preferred Stock.

                        a. Mandatory Redemption. On the earlier of (i) March 1, 2008 and (ii) the date of the closing of a Qualified Public Offering or an Organic Transaction (a "MANDATORY REDEMPTION DATE"), each outstanding share of Redeemable Preferred Stock shall be redeemed (unless otherwise prevented by law), at a redemption price per share equal to 100% of the Redeemable Liquidation Preference for such Redeemable Preferred Stock, plus all deferred amounts on the Convertible Preferred Stock specified in Section 2(A)(5)(c) hereof. The total sum payable per share of Redeemable Preferred Stock to be redeemed (the "MANDATORY REDEEMED SHARES") on the Mandatory Redemption Date is hereinafter referred to as the "MANDATORY REDEMPTION PRICE," and the payment to be made on the Mandatory Redemption Date for the Redeemed Shares is hereinafter referred to as the "MANDATORY REDEMPTION PAYMENT."

                        b. Optional Redemption. Any time when any shares of Redeemable Preferred Stock are outstanding, the Corporation may redeem, at its option, all (but not less than all) of the issued and outstanding shares of Redeemable Preferred Stock at a price per share equal to the product of (i) the Redeemable Liquidation Preference for such share of Redeemable Preferred Stock multiplied by (ii) the applicable percentage indicated opposite the period in which such redemption occurs (as set forth in the following table):

                    Year of Redemption                                  Applicable Percentage
--------------------------------------------------------------------------------------------------------------------
On or before the third anniversary of the Issue
      Date of such Redeemable Preferred                                           110%
--------------------------------------------------------------------------------------------------------------------
On or after such third anniversary, but prior to
   the fourth anniversary of the Issue Date of
   such Redeemable Preferred                                                      106%
--------------------------------------------------------------------------------------------------------------------
On or after such fourth anniversary, but prior to
   the fifth anniversary of the Issue Date of
   such Redeemable Preferred                                                      104%
--------------------------------------------------------------------------------------------------------------------
On or after such fifth anniversary, but prior to
   the sixth anniversary of the Issue Date of
   such Redeemable Preferred                                                      102%
--------------------------------------------------------------------------------------------------------------------

At any time on or after such sixth anniversary                                    100%
--------------------------------------------------------------------------------------------------------------------


The total sum payable per share of Redeemable Preferred Stock to be redeemed pursuant to this Section 5(b) (the "OPTIONAL REDEEMED SHARES," and together with the Mandatory Redeemed Shares, as applicable, the "REDEEMED SHARES") is hereinafter referred to as the "OPTIONAL REDEMPTION PRICE" and together with the Mandatory Redemption Price, as applicable, the "REDEMPTION PRICE," and the payment to be made pursuant to this Section 5(b) for the Optional Redeemed Shares is hereinafter referred to as the "OPTIONAL REDEMPTION PAYMENT" and together with the Mandatory Redemption Payment, as applicable, the "REDEMPTION PAYMENT."

                        c. Redemption Procedure. Upon written notice from the Corporation, each holder of Redeemable Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Redeemable Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

                        d. Termination of Rights. Except as set forth in Section 2(B)(5)(c), on and after the Mandatory Redemption Date all rights of any holder of Redeemable Preferred Stock shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Redemption Payment for any reason, including, without limitation, the lack of Legally Available Funds therefor, the rights, preferences and privileges of the holders of Redeemable Preferred Stock shall continue to inure to the benefit of the holders of Redeemable Preferred Stock until the Corporation cures such default.

                        e. Insufficient Funds for Redemption. If the funds of the Corporation available for redemption of the Redeemable Preferred Stock by law or otherwise (including, without limitation, pursuant to provisions of the Purchase Agreement or any documents associated with the Purchase Agreement, including, without limitation, any subordination agreement executed in connection with any Senior Indebtedness), on the Mandatory Redemption Date are insufficient to redeem the Redeemed Shares on such date, the holders of Redeemed Shares shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the Redemption Price and redeeming all of the shares of Redeemable Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Redeemable Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the Redemption Price for the shares of Redeemable Preferred Stock to be so redeemed on the Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Redeemable Preferred Stock held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Redeemable Preferred Stock required to be redeemed on such Mandatory Redemption Date as the number of shares of Redeemable Preferred Stock then held by such holder bears to the aggregate number of shares of Redeemable Preferred Stock then outstanding. In the event that the Corporation fails to redeem shares of Redeemable Preferred Stock for which redemption is required, then during the period from the Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Mandatory Redemption Date are actually redeemed, dividends on such shares shall accrue and be cumulative at the annual rate specified in Section 2(B)(2)(b).

                6. Status of Redemption. Upon any redemption of shares of the Redeemable Preferred Stock, the shares so redeemed shall be canceled.

        C.      General Provisions.

                1. Notices. Except as otherwise expressly provided, whenever notices or other communications are required to be made, delivered or otherwise given to holders of shares of the Convertible Preferred Stock or the Redeemable Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Articles of Incorporation and By-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the U.S. mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                2. Certain Remedies. Any registered holder of shares of Convertible Preferred Stock or Redeemable Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Articles of Incorporation and to enforce specifically the terms and provisions of the Articles of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of the Corporation's Articles of Incorporation which benefits only the holders of the Convertible Preferred Stock or Redeemable Preferred Stock may be waived by holders of at least seventy-five percent (75%) of all issued and outstanding Convertible Preferred Stock or Redeemable Preferred Stock, as the case may be (either generally or in a particular instance and either retroactively or prospectively).

                3. Invalidity. If any right, preference or limitation of the Convertible Preferred Stock or the Redeemable Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section 2 (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

D. Definitions. For the purposes of this Articles of Incorporation, as amended, the following terms shall have the meanings indicated:


                "ADJUSTED CONVERSION PRICE" shall mean, with respect to each share of Convertible Preferred Stock, $3.17626, subject to appropriate adjustment from time to time for events described in Section 2(A)(5).

                "AFFILIATE" has the meaning assigned such term in Section 2(A)(3)(b).

                "BY-LAWS" shall mean the by-laws, as amended, of the Corporation and/or its Subsidiaries, as the context may require.

                "ARTICLES OF INCORPORATION" shall mean the Articles of Incorporation, as amended (including, without limitation, by any certificate of amendment or Articles of Amendment), of the Corporation and/or its Subsidiaries, as the context may require.

                "CLOSING PRICE" shall mean, with respect to each share of Common Stock, for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such Common Stock is listed or admitted for trading or (b) if such Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Common Stock as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information.

                "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                "COMMON STOCK" shall mean the Corporation's Common Stock, par value $.001 per share.

                "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                "CONVERSION UNIT" has the meaning assigned such term in Section 2(A)(5).

                "CONVERTIBLE PREFERRED STOCK" has the meaning assigned such term in Section 1.

                "CURRENT MARKET PRICE" shall mean, with respect to shares of Common Stock, on any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 days before such date. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Convertible Preferred Stock.

                "DISINTERESTED MEMBERS OF THE BOARD" shall mean the members of the Corporation's Board of Directors other than the members designated by the Whitney Funds and Golub (each as defined in the Stockholders Agreement) pursuant to the terms of the Stockholders Agreement.

                "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                "GAAP" means generally accepted accounting principles in effect within the United States.

                "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "INDEBTEDNESS" shall mean, as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all indebtedness, obligations or liability of such Person (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, that should be classified as liabilities in accordance with GAAP consistently applied, including, without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances,
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP consistently applied, recorded as capital leases, (g) all indebtedness secured by any Lien (as defined in the Purchase Agreement), other than Liens in favor of lessors under leases other than leases included in clause
(f) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person. The determination of the amount of the Indebtedness at the relevant time of determination with respect to the Corporation and its Subsidiaries shall be made on a consolidated basis in accordance with GAAP consistently applied.

                "INITIAL CONVERSION PRICE" shall mean, with respect to each share of Convertible Preferred Stock, $3.17626.

                "PUBLIC OFFERING" shall mean the sale in an underwritten offering by the Corporation or any of its Subsidiaries of its Common Stock pursuant to a registration statement on Form S-l or otherwise under the Securities Act that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission.

                "ISSUE DATE" shall mean the date on which the shares of Convertible Preferred Stock or Redeemable Preferred Stock, as the case may be, are issued.

                "LEGALLY AVAILABLE FUNDS" has the meaning assigned such term in
Section 2(A)(2)(a).

                "LIQUIDATION PREFERENCE" shall mean, with respect to each share of Convertible Preferred Stock, an amount equal to the Original Issue Price per share of Convertible Preferred Stock plus an amount equal to all unpaid accrued or accumulated dividends (whether or not declared) on Convertible Preferred Stock, to the final date of distribution or the Mandatory Redemption Date.

                "MANDATORY REDEMPTION DATE" has the meaning assigned such term in Section 2(B)(5)(a).

                "NASDAQ" shall mean the National Association of Securities Dealers, Inc.

                "ORGANIC TRANSACTION" has the meaning assigned such term in
Section 2(A)(3)(b).

                "ORIGINAL ISSUE PRICE" shall mean $3.17626 per share for each of the then outstanding shares of Convertible Preferred Stock or Redeemable Preferred Stock, as the case may be, as may be adjusted for subdivisions or combinations, of the Convertible Preferred Stock.

                "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.



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

                "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of March 15, 2001, by and among the Corporation and J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P., J. H. Whitney IV, L.P., LEG Partners III SBIC, L.P. and LEG Partners Debenture SBIC, L.P., as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                "QUALIFIED PUBLIC OFFERING" means a Public Offering by the Corporation or any of its Subsidiaries (a) with net cash proceeds to the Corporation at least equal to $20,000,000, (b) with the allocated use of such net cash proceeds set forth in the registration statement with respect thereto including the redemption of Redeemable Preferred Stock in accordance with the terms thereof, and (c) in respect of which the price per share of Common Stock sold in such Public Offering is at least 3 multiplied by the Liquidation Preference (subject to appropriate adjustment for any dividends, subdivisions, combinations, reclassifications or like events affecting the Common Stock).

                "REDEEMABLE LIQUIDATION PREFERENCE" shall mean with respect to each share of Redeemable Preferred Stock, $3.17626 divided by the number of shares of Redeemable Preferred Stock outstanding (assuming conversion of all shares of Convertible Preferred Stock pursuant to Section 2(A)(5)) plus an amount equal to all unpaid accrued or accumulated dividends (whether or not declared) on Redeemable Preferred Stock, to the final date of distribution or the Mandatory Redemption Date.

                "REDEEMABLE PREFERRED STOCK" has the meaning assigned such term in Section 1.

                "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                "SENIOR INDEBTEDNESS" means all Indebtedness of the Corporation and its Subsidiaries currently outstanding or incurred in the future pursuant to any borrowing by the Corporation or any of its Subsidiaries from any bank or institutional lender having total assets (together with affiliates) in excess of $500,000,000.

                "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement, dated March 15, 2001, among the stockholders of the Corporation party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Articles of Amendment shall refer to a Subsidiary or Subsidiaries of the Corporation.

                3.      The amendments to Article 3 were adopted on March 14,
2001.

                4. The amendments to Article 3 were adopted by the Board of Directors without shareholder action pursuant to Florida Business Corporation Act Sections 607.0602 and 607.1002(5) and shareholder action was not required.



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

                Signed this 14th day of March, 2001.


                            /s/ William A. Schwartz
                            --------------------------
                            Name:  William A. Schwartz
                            Title: President and Chief Executive Officer

















                    [SIGNATURE PAGE TO ARTICLES OF AMENDMENT]



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